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EXHIBIT 11.1

                                 FORTE SOFTWARE, INC.
                            COMPUTATION OF LOSS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 Three Months Ended          Nine Months Ended
                                                                                   December 31,                December 31,
                                                                                1996         1997           1996         1997
                                                                            (unaudited)   (unaudited)   (unaudited)   (unaudited)
BASIC
Weighted average common shares outstanding                                       18,452        19,424        18,371        19,275

Shares used in calculation of net income per share - basic                       18,452        19,424        18,371        19,275
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

Net income (loss)                                                           $     2,549   $    (6,289)  $     4,287   $   (11,518)
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

Net income (loss) per share - basic                                         $      0.14   $     (0.32)  $      0.23   $     (0.60)
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

DILUTED
Weighted average common shares outstanding                                       18,452        19,424        18,371        19,275
Weighted average common equivalent shares assuming                                2,704                       2,753           -
conversion of stock options under the treasury stock method
                                                                            ------------ ------------- ------------- --------------

Shares used in calculation of net income (loss) per share - diluted              21,156        19,424        21,124        19,275
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

Net income (loss)                                                            $    2,549   $    (6,289)  $     4,287   $    (11,518)
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

Net income (loss) per share - diluted                                        $     0.12   $     (0.32)  $      0.20   $      (0.60)
                                                                            ------------ ------------- ------------- --------------
                                                                            ------------ ------------- ------------- --------------

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